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                                     BY-LAWS


                                       OF

                    BLACKROCK NEW JERSEY MUNICIPAL BOND TRUST







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                                TABLE OF CONTENTS

                                                                       Page
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ARTICLE I - Shareholder Meetings..........................................1
                  1.1  Chairman...........................................1
                  1.2  Proxies; Voting....................................1
                  1.3  Fixing Record Dates................................1
                  1.4  Inspectors of Election.............................1
                  1.5  Records at Shareholder Meetings....................2

ARTICLE II - Trustees.....................................................2
                  2.1  Annual and Regular Meetings........................2
                  2.2  Chairman; Records..................................3

ARTICLE III - Officers....................................................3
                  3.1  Officers of the Trust..............................3
                  3.2  Election and Tenure................................3
                  3.3  Removal of Officers................................3
                  3.4  Bonds and Surety...................................4
                  3.5  Chairman, President, and Vice Presidents...........4
                  3.6  Secretary..........................................4
                  3.7  Treasurer..........................................5
                  3.8  Other Officers and Duties..........................5

ARTICLE IV - Miscellaneous................................................5
                  4.1  Depositories.......................................5
                  4.2  Signatures.........................................6
                  4.3  Seal...............................................6

ARTICLE V - Stock Transfers...............................................6
                  5.1  Transfer Agents, Registrars and the Like...........6
                  5.2  Transfer of Shares.................................6
                  5.3  Registered Shareholders............................7

ARTICLE VI - Amendment of By-Laws.........................................7
                  6.1  Amendment and Repeal of By-Laws....................7



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                    BLACKROCK NEW JERSEY MUNICIPAL BOND TRUST

                                     BY-LAWS


                  These By-Laws are made and adopted pursuant to Section 3.9 of the Agreement and Declaration of Trust establishing BlackRock New Jersey Municipal Bond Trust dated as of March 14, 2002, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.


                                   ARTICLE I

                              Shareholder Meetings

                  1.1 Organization. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in the absence or inability to act of the Chairman, the President shall act as chairman of the meeting; in the absence or inability to act of the Chairman and the President, a Vice President shall act as chairman of the meeting. The Secretary, or in the absence or inability to act of the Secretary, any person appointed by the Chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

                  1.2 Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote and each fractional share shall be entitled to a vote of such fraction, all as provided in Article 10 of the Declaration.

                  1.3 Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in
Section 10.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the later of
(i) the date of mailing notice of the meeting or (ii) the 30th day before the meeting shall be the record date.

                  1.4 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any




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adjournment thereof. If Inspectors of Election are not so appointed, the
Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. On request of the Chairman, if any, of the meeting, or of any Shareholder or Share holder proxy, the Inspectors of Election shall make a report in writing of any chal lenge or question or matter determined by them and shall execute a certificate of any facts found by them. No Trustee or candidate for the office of Trustee shall act as inspector of an election of Trustees.

                  1.5 Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous Annual or Special Meeting of Shareholders of the Trust. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a corporation formed under the Delaware General Corporation Law.


                                   ARTICLE II

                                    Trustees

                  2.1 Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.



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                  2.2 Chairman; Records. The Chairman, if any, shall act as
chairman at all meetings of the Trustees; in the absence or inability to Act of the Chairman, the President or, in his absence or inability to act, another Trustee chosen by a majority of the Trustees present shall act as chairman of the meeting. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary, or in the Secretary's absence or inability to act, any other person appointed by the Board of Trustees as the meeting secretary.


                                   ARTICLE III

                                    Officers

                  3.1 Officers of the Trust. The officers of the Trust shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary. The Chairman, if any, shall be a Trustee, but no other officer of the Trust need be a Trustee.

                  3.2 Election and Tenure. At the initial organization meeting, the Trustees shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

                  3.3 Removal and Resignation of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employ ment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Board of Trustees, the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Board of Trustees, the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing. The appointment of any person as an officer, agent or employee of the Trust shall not itself create contract rights.



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                  3.4 Bonds and Surety. Any officer may be required by the
Trustees to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Trustees may determine.

                  3.5 Chairman, President, and Vice Presidents. The Chairman, if any, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chair man, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, the Treasurer, the Secretary and each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

                  3.6 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and any committee of the Board of Trustees. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar


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instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a corporation formed under the Delaware General Corporation Law, and shall have such other authorities and duties as the Trustees shall from time to time determine.

                  3.7 Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories and custodians as the Trustees shall designate. The Treasurer shall be responsible for such disburse ment of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Trust on behalf of such series.

                  3.8 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be neces sary or desirable in order to conduct the business of the Trust or may delegate to the President the power to appoint such officers. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.


                                  ARTICLE IV

                                  Miscellaneous



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                  4.1 Depositories. In accordance with Section 7.1 of the
Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

                  4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By-laws or as the Trustees may from time to time by resolution provide.

                  4.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.


                                    ARTICLE V

                                 Stock Transfers

                  5.1 Transfer Agents, Registrars and the Like. As provided in
Section 6.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

                  5.2 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 6.8 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until


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presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

                  5.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.


                                   ARTICLE VI

                              Amendment of By-Laws

                  6.1 Amendment and Repeal of By-Laws. In accordance with
Section 3.9 of the Declaration, the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time; provided, however, that By-Laws adopted by the Shareholders may, if such By-Laws so state, be altered, amended or repealed only by the Shareholders by an affirmative vote of a majority of the out standing voting securities of the Trust, and not by the Trustees. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.



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